Execution Version

CONSENT AND AMENDMENT NO. 2 TO AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT FACILITY AGREEMENT

THIS CONSENT AND AMENDMENT NO. 2 TO AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT FACILITY AGREEMENT (this “Consent and Amendment”) is made as of the 4th day of March, 2016, by and among ERA GROUP INC., a corporation incorporated under the laws of the State of Delaware (hereinafter called the “Borrower”), the other Security Parties signatory hereto, SUNTRUST BANK, as administrative agent (the “Administrative Agent”), and the Lenders signatory hereto, and provides consent under, amends and is supplemental to the Amended and Restated Senior Secured Revolving Credit Facility Agreement, dated March 31, 2014 (as amended by that certain Amendment No. 1 to Amended and Restated Senior Secured Revolving Credit Facility Agreement, dated May 18, 2015, the “Original Agreement”, and as amended and supplemented hereby, the “Agreement”).
W I T N E S S E T H T H A T:

WHEREAS, pursuant to the Original Agreement, the Lenders have agreed to provide to the Borrower a revolving credit facility in the amount of Three Hundred Million Dollars ($300,000,000), including Letters of Credit not to exceed Fifty Million Dollars ($50,000,000) in the aggregate and a Swing Line Facility not to exceed Twenty Five Million Dollars ($25,000,000), as such facility amount may be increased as provided therein; and
WHEREAS, the Majority Lenders have agreed to provide the consents under, and the parties have agreed to amend, the Original Agreement as provided herein.
NOW, THEREFORE, in consideration of the premises and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, it is hereby agreed as follows:
1.Definitions. Unless otherwise defined herein, words and expressions defined in the Original Agreement have the same meanings when used herein, including in the recitals hereto.
2.    Representations and Warranties. Each of the Security Parties hereby reaffirms, as of the date hereof and after giving effect to this Consent and Amendment, each and every representation and warranty made by it in the Original Agreement, the Notes, the Security Documents and the other Loan Documents except for representations and warranties, if any, given as of a specified date. Additionally, each of the Security Parties hereby represents and warrants that this Consent and Amendment has been duly executed and delivered for the benefit of or on behalf of such Security Party and constitutes a legal, valid and binding obligation of such Security Party, enforceable against such Security Party in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general.
3.    No Defaults. Each of the Security Parties hereby represents and warrants that, after giving effect to this Consent and Amendment, no Event of Default nor event which, with the passage of time, giving of notice or both would become an Event of Default, has occurred or is continuing as of the date hereof.
4.    Performance of Covenants. Each of the Security Parties hereby reaffirms that, after giving effect to this Consent and Amendment, it has duly performed and observed the covenants and undertakings set forth in the Original Agreement, the Notes, the Security Documents and the other Loan Documents to be performed by it and each of the Security Parties covenants and undertakes to continue duly to perform

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and observe such covenants and undertakings so long as the Original Agreement, as the same is amended and supplemented hereby and may hereafter be amended, restated, supplemented or otherwise modified, shall remain in effect.
5.    Consents and Amendments. Subject to the terms and conditions of this Consent and Amendment:
a.    Era Do Brazil LLC. On October 1, 2015, Era Aeróleo LLC, acquired the remaining 50% of the Equity Interests of Era Do Brazil, LLC, a Delaware limited liability company (“EDB”), not previously owned by it (the “EDB Acquisition”), and EDB became a wholly owned Domestic Subsidiary of the Borrower. The Borrower hereby represents and warrants that (i) the EDB Acquisition is permitted under the Agreement, including, without limitation, under Section 10.1(b)(xvi) of the Agreement and (ii) immediately before and after giving effect to the EDB Acquisition, the Borrower is in compliance with the Financial Covenants. At the request of the Borrower, the Majority Lenders hereby (x) consent to an extension of the date by which the Borrower shall be required to comply with the requirements of Section 10.1(a)(xxix)(C) of the Agreement related to EDB to Wednesday, March 9, 2016 (or such later date as the Administrative Agent shall agree in its sole discretion), such consent to be effective as of the date of the EDB Acquisition at 12:01 a.m. of the earliest relevant time zone and (y) deem satisfied hereby any notice requirement of Section 10.01(a)(iv)(a) as it related thereto.
b.    Dissolved Entities. On October 27, 2015, the Borrower dissolved Era Canada LLC, Era Flightseeing LLC and Era Helicopter Services LLC (the “Dissolution”), each a Delaware limited liability company and a Security Party (each, a “Dissolved Entity” and collectively, the “Dissolved Entities”). The Borrower hereby represents and warrants that the Dissolved Entities did not have any material assets or liabilities. At the request of the Borrower, effective as of the date of the Dissolution at 12:01 a.m. in the earliest relevant time zone, the Majority Lenders hereby (or, as applicable, the Administrative Agent, with the consent of the Majority Lenders, hereby) (i) consent to the Dissolution of the Dissolved Entities and to the Borrower not preserving the existence of the Dissolved Entities, (ii) deem satisfied hereby any notice requirement of Section 10.01(a)(iv)(a) as it related thereto, (iii) release, automatically and without further action, each Dissolved Entity from its obligations under all Security Documents to which it is a party, including, without limitation, the Guaranty and the Security Agreement, (iv) release, automatically and without further action, all Liens on the Equity Interests of each Dissolved Entity granted to or held by Administrative Agent (on behalf of the Creditors) under the Loan Documents, (v) release, automatically and without further action, all Liens on any property of each Dissolved Entity granted to or held by Administrative Agent (on behalf of the Creditors) under the Loan Documents, (vi) authorize the Borrower, or its designee, to file the UCC-3 termination statements attached hereto as Annex A to terminate (A) financing statement number 2011 4937739 filed against Era Canada LLC on December 22, 2011 with the Delaware Department of State, (B) financing statement number 2011 4937846 filed against Era Flightseeing LLC on December 22, 2011 with the Delaware Department of State and (C) financing statement number 2011 4938356 filed against Era Helicopter Services LLC on December 22, 2011 with the Delaware Department of State and (vii) agree to authorize, execute and/or deliver to the Borrower, at its request and expense, such additional documents, instruments or releases (all of which shall be without recourse or warranty to the Administrative Agent or the Lenders and otherwise in form and substance reasonably satisfactory to the Administrative Agent) as the Borrower may reasonably request to further evidence the foregoing releases.
c.    Newly Formed First Tier Foreign Subsidiaries; EBVI’s Foreign Subsidiaries. On March 20, 2015, the Borrower formed Era (BVI) Ltd., a British Virgin Islands company (“EBVI”), and on August 6, 2015, the Borrower formed Era Helicopters (Bahamas) Ltd, a Bahamian Internal Business Company (“EHB”). At the request of the Borrower, the Majority Lenders hereby (i) consent to an extension

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of the date by which the Borrower shall be required to comply with the requirements of Section 10.1(a)(xxix)(D) of the Agreement related to the pledge of EBVI and EHB to Wednesday, March 9, 2016 (or such later date as the Administrative Agent shall agree in its sole discretion), such consent, in the case of EBVI, to be effective as of the date EBVI was formed at 12:01 a.m. in the earliest relevant time zone, and, in the case of EHB, to be effective as of the date EHB was formed at 12:01 a.m. in the earliest relevant time zone, and (ii) deem satisfied hereby any notice requirement of Section 10.01(a)(iv)(a) as it related thereto. At the request of the Borrower, the Majority Lenders hereby (x) deem timely given, under Section 10.01(a)(xxix)(D) of the Original Agreement, the notice given to the Administrative Agent in connection with this Consent and Amendment to the effect that Hauser Investments Limited, a British Virgin Islands Company (“Hauser”), currently a direct 75% owned Foreign Subsidiary of EBVI, became EBVI’s direct 75% owned Foreign Subsidiary on April 8, 2015, and that Sicher Helicopters S.A.S., a company organized in the Republic of Colombia, currently a 100% wholly owned direct Foreign Subsidiary of Hauser, became Hauser’s 100% wholly owned direct Foreign Subsidiary on April 8, 2015 and (y) deem satisfied hereby any notice requirement of Section 10.01(a)(iv)(a) as it related thereto.
d.    Coulson Promissory Note. On June 4, 2015, after commencing litigation following a cessation of scheduled payments, Era Helicopters, LLC (“EH”) entered into a settlement agreement wherein EH agreed to settle the approximately $480,000 outstanding balance under that certain promissory note issued in July of 2012 by Coulson Aircrane Ltd. in favor of EH for a payment of $192,500 (the “Coulson Settlement”). At the request of the Borrower, notwithstanding Section 14(b) of the Security Agreement, the Majority Lenders hereby consent to the Coulson Settlement, such consent to be effective as of the date of such settlement at 12:01 a.m in the earliest relevant time zone and deem satisfied hereby any notice requirement of Section 10.01(a)(iv)(a) as it related thereto.
e.    Trademarks. At the request of the Borrower, the Majority Lenders hereby (i) consent to an extension of the date by which the Borrower shall be required to comply with the requirements of Section 9(e) of the Security Agreement related to the delivery to the Administrative Agent and the other Creditors of notice of the filing of applications for registration of the Trademarks listed on Schedule I attached hereto to Wednesday, March 9, 2016 (or such later date as the Administrative Agent shall agree in its sole discretion), such consent to be effective as of the date such notice was required to be given as to each of such Trademarks at 12:01 a.m. in the earliest relevant time zone and (ii) deem satisfied hereby any such notice requirement.
f.    Schedules. At the request of the Borrower, the Majority Lenders hereby (i) consent to an extension of the date by which the Borrower shall be required to comply with the requirements of Section 6(c) of the Security Agreement related to the delivery of updated Schedules I-IX to the Security Agreement in connection with the 2015 and 2016 annual appraisals delivered pursuant to Section 10.1(a)(xxv) of the Agreement to Wednesday, March 9, 2016 (or such later date as the Administrative Agent shall agree in its sole discretion), such consent to be effective as of the date of the delivery of the 2015 annual appraisal at 12:01 a.m. in the earliest relevant time zone, (ii) agree that such updated Schedules shall constitute the updated Schedules required to be delivered in connection with both the 2015 and 2016 annual appraisals and (iii) deem satisfied hereby any notice requirement of Section 10.01(a)(iv)(a) as it related thereto.
g.    Amendments to the Original Agreement.
i.    All references to “this Agreement” or “the Agreement” in the Original Agreement shall refer and shall be deemed to refer to the Original Agreement as further amended and supplemented by this Consent and Amendment.

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ii.    Section 1.1 (Defined Terms) of the Original Agreement is hereby modified by amending and restating the definition of “U.S. Bancorp Helicopters” appearing therein as follows:
“U.S. Bancorp Helicopters” means (i) one (1) AgustaWestland Philadelphia Corporation model AW139 Helicopter bearing manufacturer’s serial number 41277 and United States Registration No. N804CB and (ii) one (1) EUROCOPTER model EC 225 LP Helicopter bearing manufacturer’s serial number 2732 and United States Registration No. N781TC, each owned by Era Helicopters LLC, a Delaware limited liability company and a wholly owned Subsidiary of the Borrower, which are subject to mortgages granted by Era Helicopters LLC in favor of U.S. Bancorp Equipment Finance, Inc.
iii.    Section 1.1 (Defined Terms) of the Original Agreement is hereby further modified by amending the definition of “Lender Insolvency Event” appearing therein to (A) delete the word “or” appearing immediately before clause (iii) and (B) insert the following new clause (iv) immediately after clause (iii) and before the proviso appearing thereafter:
“or (iv) a Lender or its Parent Company has become the subject of a Bail-In Action”
iv.    Section 1.1 (Defined Terms) of the Original Agreement is hereby further amended by adding the following new defined terms in the appropriate alphabetical order:
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from

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time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
v.    Section 12.6 (Defaulting Lenders) of the Original Agreement is hereby modified by amending and restating the second proviso appearing in subsection 12.6(a) as follows:
“provided that, subject to Section 18.16, neither any such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto nor any such Cash Collateralization or reduction will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Letter of Credit Issuer, the Swing Line Bank or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender”
vi.    Section 18 (Miscellaneous) of the Original Agreement is hereby amended by inserting the following new Section 18.16 (Acknowledgement and Consent to Bail-In of EEA Financial Institutions) immediately after Section 18.15 (Amendment and Restatement) appearing therein:
Section 18.16    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(a)    a reduction in full or in part or cancellation of any such liability;
i.a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
ii.the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
6.    Conditions Precedent. The effectiveness of this Consent and Amendment is expressly subject to the satisfaction of the following conditions precedent:

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a.    Execution and Delivery. The Administrative Agent, the Majority Lenders and the Security Parties shall have executed and delivered this Consent and Amendment to the Administrative Agent;
b.    Events of Default. The Administrative Agent shall be satisfied that, after giving effect to this Consent and Amendment, no Event of Default or event which, with the passage of time, giving of notice or both would become an Event of Default has occurred and is continuing; and
c.    Representations and Warranties. After giving effect to this Consent and Amendment, the representations and warranties of the Security Parties contained in the Agreement, this Amendment, the Security Documents and the other Loan Documents shall be true on and as of the date of this Consent and Amendment (except for representations and warranties (if any) given as of a specified date, which representations and warranties shall have been true on and as of such specified date).
7.    Post-Closing Covenants.
a.    EDB Joinder Documents. On or before Wednesday, March 9, 2016 (or such later date as the Administrative Agent shall agree in its sole discretion), the Borrower shall deliver, or shall cause to be delivered, to the Administrative Agent all documentation required to be delivered under Section 10.1(a)(xxix)(C) of the Agreement related to EDB, including, without limitation, (i)(A) a joinder supplement to the Guaranty in the form of Exhibit A to the Guaranty, (B) a joinder supplement to the Security Agreement in the form of Exhibit A to the Security Agreement, (C) a Copyright Security Agreement, a Patent Security Agreement and a Trademark Security Agreement, as applicable, (D) a UCC financing statement naming EDB as debtor and the Administrative Agent as secured party and (E) all such other documentation (including, without limitation, certified organizational documents, resolutions, lien searches and legal opinions) as EDB would have been required to deliver under Section 4.1 of the Agreement if it had been a Security Party on the Closing Date and (ii)(A) a pledge supplement to the Security Agreement and (B) the original certificates, if any, evidencing the pledged Equity Interests of EDB, together with appropriate powers executed in blank.
b.    EBVI and EHD Pledge Documents. On or before Wednesday, March 9, 2016 (or such later date as the Administrative Agent shall agree in its sole discretion), the Borrower shall deliver, or shall cause to be delivered, to the Administrative Agent all documentation required to be delivered under Section 10.1(a)(xxix)(D) of the Agreement related to the pledge of EBVI and EHB, including, without limitation, (i) a pledge supplement to the Security Agreement evidencing the pledge of 65% of the issued and outstanding voting Equity Interests and 100% of the issued and outstanding non-voting Equity Interests of each of EBVI and EHD, (ii) the original certificates, if any, evidencing such pledged Equity Interests, together with appropriate powers executed in blank and (iii) all such other documentation as the Administrative Agent may reasonably request.
c.    2016 Appraisal; Updated Schedules to the Security Agreement. On or before Wednesday, March 9, 2016 (or such later date as the Administrative Agent shall agree in its sole discretion), the Borrower shall deliver, or cause to be delivered, to the Administrative Agent (i) the 2016 annual appraisal required to be delivered pursuant to Section 10.1(a)(xxv) of the Agreement and (ii) the certificate required to be delivered under Section 6(c) of the Security Agreement in connection with such 2016 annual appraisal attaching updates to Schedules I-IX to the Security Agreement and certifying that all UCC financing statements and other appropriate filings, recordings or registrations have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction necessary to protect and perfect the security interests and Liens in the United States under the Security Agreement.

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d.    Trademark Security Agreement. On or before Wednesday, March 9, 2016 (or such later date as the Administrative Agent shall agree in its sole discretion), the Borrower shall deliver, or shall cause to be delivered, to the Administrative Agent, a Trademark Security Agreement signed by the Borrower (substantially in the form attached to the Security Agreement) in respect of each of the Trademarks listed on Schedule I attached hereto that has been registered with the United States Patent and Trademark Office.
8.    Expenses. The Borrower shall pay promptly to the Administrative Agent all costs and expenses (including legal fees) of the Administrative Agent for the preparation and/or execution of this Consent and Amendment and any documents prepared and/or executed in connection herewith.
9.    No Other Amendment; Loan Document. Except as expressly consented to under and amended and supplemented by this Consent and Amendment, all other terms and conditions of the Original Agreement shall remain in full force and effect and the Original Agreement shall be read and construed as if the terms of this Consent and Amendment were included therein by way of addition or substitution, as the case may be. The execution, delivery and effectiveness of this Consent and Amendment shall not, except as expressly provided herein (including, for the avoidance of doubt, in such exception any event or occurrence that has been expressly consented to by the Majority Lenders hereunder or any requirement expressly deemed satisfied hereby by the Majority Lenders), operate as a waiver of any right, power or remedy of the Lenders under the Original Agreement, nor constitute a waiver of any provision of the Original Agreement. This Consent and Amendment shall constitute a Loan Document for all purposes of the Agreement. Any failure of the Borrower to comply with the post-closing covenants set forth in Section 7 above shall constitute an immediate Event of Default under the Agreement.
10.    Other Documents. Upon the effectiveness of this Consent and Amendment, each of the Security Parties and the Creditors hereby consents and agrees that all references in the Security Documents to the “Credit Agreement” shall refer and shall be deemed to refer to the Original Agreement as amended and supplemented by this Consent and Amendment. By the execution and delivery of this Consent and Amendment, each Security Party hereby consents and agrees that the Security Documents and any other documents that have been or may be executed as security for the Obligations shall remain in full force and effect notwithstanding the consents and amendments contemplated hereby, except as to release of the Security Documents as to the Dissolved Entities’ obligations thereunder, including with respect to any Liens granted thereunder, all as set forth in Section 5b hereof. Without limiting the foregoing, and except as to the release of the Guaranty as to the Dissolved Entities’ obligations thereunder as set forth in Section 5b hereof, (i) each Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Borrower to the Lenders or any other obligation of the Borrower to the Lenders in connection therewith, or any actions now or hereafter taken by the Lenders with respect to any obligation of the Borrower in connection therewith, the Guaranty (A) is and shall continue to be a primary obligation of such Guarantor, (B) is and shall continue to be an absolute, unconditional, joint and several, continuing and irrevocable guaranty of payment and (C) is and shall continue to be in full force and effect in accordance with its terms and (ii) nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of the Guarantors under the Guaranty.
11.    No Novation. This Consent and Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Original Agreement or an accord and satisfaction in regard thereto.
12.    Governing Law. This Consent and Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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13.    Further Assurances. Each Security Party hereby consents and agrees that if this Consent and Amendment or any of the Security Documents shall at any time be or be deemed by the Administrative Agent for any reason insufficient, in whole or in part, to carry out the true intent and spirit hereof or thereof, it will execute or cause to be executed such other and further assurances and documents as in the reasonable opinion of the Administrative Agent may be reasonably required in order more effectively to accomplish the purposes of this Consent and Amendment and the Security Documents.
14.    Counterparts. This Consent and Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original but all such counterparts shall constitute but one and the same agreement. Delivery of an executed counterpart of this Consent and Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.
15.    Headings.    In this Consent and Amendment, section headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Consent and Amendment.
[remainder of page intentionally left blank]

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IN WITNESS WHEREOF, each of the parties hereto has executed this Consent and Amendment by its duly authorized representative on the day and year first above written.

ERA GROUP INC.,
as Borrower

By
Name: Christopher Bradshaw
Title: President and Chief Executive Officer

ERA HELICOPTERS, LLC,
as a Guarantor

By:
Name: Christopher Bradshaw
Title: President and Chief Executive Officer

ERA AERÓLEO LLC,
AEROLEO INTERNACIONAL, LLC,
ERA DHS LLC,
ERA LEASING LLC,
ERA MED LLC,
ERA AUSTRALIA LLC,
each as a Guarantor

By:
Name: Christopher Bradshaw
Title: Vice President and Chief Financial
Officer

[Consent and Amendment No. 2 to Amended and Restated Senior Secured Revolving Credit Facility Agreement]

SUNTRUST BANK,
as Administrative Agent and a Lender

By
Name:
Title:

[Consent and Amendment No. 2 to Amended and Restated Senior Secured Revolving Credit Facility Agreement]

[_________________________],
as a Lender

By
Name:
Title:

[Consent and Amendment No. 2 to Amended and Restated Senior Secured Revolving Credit Facility Agreement]

ANNEX A

UCC-3s

[see attached]

SCHEDULE I

TRADEMARKS

Trademark	Status	Goods and Services	Owner	Jurisdiction
FLY ERA App 86436585 Reg 4759708	Registered Reg 23-JUNE-2015
INT. CL. 39 AIR TRANSPORTATION SERVICES, NAMELY, HELICOPTER AND AIRPLANE CHARTER SERVICES, SCHEDULED AIRLINE SERVICES AND TRANSPORTATION OF PASSENGERS AND GOODS BY AIR; HELICOPTER AMBULANCE TRANSPORT; RESCUE SERVICES
			ERA GROUP INC.	U.S.
ERA HELICOPTERS App 86418468 Reg 4743483	Registered Reg 26-May-2015
INT. CL. 39 AIR TRANSPORTATION SERVICES, NAMELY, HELICOPTER AND AIRPLANE CHARTER SERVICES, SCHEDULED AIRLINE SERVICES AND TRANSPORTATION OF PASSENGERS AND GOODS BY AIR; HELICOPTER AMBULANCE TRANSPORT; RESCUE SERVICES
			ERA GROUP INC.	U.S.
ERA SAR App 86168820 Reg 4674164	Registered Reg 20-JAN-2015	INT. CL. 39 HELICOPTER AMBULANCE TRANSPORT; RESCUE SERVICES INT. CL. 45 SEARCH SERVICES, NAMELY, INVESTIGATION AND SURVEILLANCE SERVICES RELATING TO THE SAFETY OF PERSONS	ERA GROUP INC.	U.S.

Trademark	Status	Goods and Services	Owner	Jurisdiction
ERA GROUP App 910308292	Pending Filed 23-NOV-2015	INT. CL. 39 AIR TRANSPORTATION SERVICES, NAMELY, HELICOPTER AND AIRPLANE CHARTER SERVICES, SCHEDULED AIRLINE SERVICES AND TRANSPORTATION OF PASSENGERS AND GOODS BY AIR	ERA GROUP INC.	Brazil
ERA HELICOPTERS App 910308330	Pending Filed 23-NOV-2015	INT. CL. 39 AIR TRANSPORTATION SERVICES, NAMELY, HELICOPTER AND AIRPLANE CHARTER SERVICES, SCHEDULED AIRLINE SERVICES AND TRANSPORTATION OF PASSENGERS AND GOODS BY AIR	ERA GROUP INC.	Brazil
ERA GROUP App 15‑274793	Pending Filed 18-NOV-2015	INT. CL. 39 AIR TRANSPORTATION SERVICES, NAMELY, HELICOPTER AND AIRPLANE CHARTER SERVICES, SCHEDULED AIRLINE SERVICES AND TRANSPORTATION OF PASSENGERS AND GOODS BY AIR	ERA GROUP INC.	Colombia
ERA HELICOPTERS App 15‑274814	Pending Filed 18-NOV-2015	INT. CL. 39 AIR TRANSPORTATION SERVICES, NAMELY, HELICOPTER AND AIRPLANE CHARTER SERVICES, SCHEDULED AIRLINE SERVICES AND TRANSPORTATION OF PASSENGERS AND GOODS BY AIR	ERA GROUP INC.	Colombia
ERA App 946468	Pending Filed 22-JULY-2014	INT. CL. 39 AIR TRANSPORTATION SERVICES, NAMELY, HELICOPTER AND AIRPLANE CHARTER SERVICES, SCHEDULED AIRLINE SERVICES AND TRANSPORTATION OF PASSENGERS AND GOODS BY AIR	ERA GROUP INC.	Colombia